Exhibit E-1

AES Corporation
       |
       |--|
          |-------- Six US Power Plants Owned
          |         by Second Tier US Companies
          |
          |-------- Seven US Power Plants Owned
          |         by Fourth Tier US Companies
          |
          |-------- Two US Power Plants Owned
          |         by Fifth Tier US Companies
          |
          |-------- Four Foreign Power Plants Owned
          |         by Second Tier Foreign Companies
          |
          |-------- Six Foreign Power Plants Owned
          |         by Third Tier Foreign Companies
          |
          |-------- Eight Foreign Power Plants Owned
          |         by Fourth Tier Foreign Companies
          |
          |-------- Fifty-Six Foreign Power Plants Owned
          |         by Fifth Tier Foreign Companies
          |
          |-------- Six Foreign Power Plant Owned
          |         by Sixth Tier Foreign Companies
          |
          |-------- One Foreign Power Plant Owned
          |         by Seventh Tier Foreign Companies
          |
          |-------- Seven Foreign Distribution
          |         Companies Owned by Fourth
          |         Tier Foreign Companies*
          |
          |-------- Three Foreign Distribution
          |         Company Owned by Fifth
          |         Tier Foreign Companies
          |
          |-------- One Foreign Distribution
          |         Company Owned by Sixth
          |         Tier Foreign Companies
          |
          |-------- Midwest Energy, Inc.
                    (100% Owned First Tier US Subsidiary)


- AES has approximately 147 additional US companies used as holding companies, development companies, and for other purposes.


- AES has approximately 156 additional foreign companies used as holding companies, development companies, and for other purposes.